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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 13, 2002


                             NEW VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-2493                                         13-5482050
(Commission File Number)                   (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                33131
(Address of principal executive offices)                            (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)






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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                  On December 13, 2002, New Valley Corporation completed the acquisition of two commercial office buildings in Princeton, N.J. for an aggregate purchase price of $54 million. New Valley purchased the two adjacent office buildings, located at 100 and 150 College Road West, from 100 College Road, LLC, an entity affiliated with Patrinely Group LLC and Apollo Real Estate Investment Fund III, L.P. The two buildings were constructed in July 2000 and June 2001 and have a total of approximately 225,000 square feet of rentable space.

                  The Company acquired a fee simple interest in each office building (subject to certain rights of existing tenants) and in the underlying land for each property. Space in the office buildings is leased to commercial tenants and, as of the closing date, the office buildings were approximately 98% occupied.

                  To finance a portion of the purchase price for the office buildings, on the closing date, New Valley borrowed $40.5 million from HSBC Realty Credit Corporation (USA). The loan has a term of four years, bears interest at a floating rate of 2% above LIBOR, and is secured by a first mortgage on the office buildings, as well as by an assignment of leases and rents. Principal is amortized to the extent of $53,635 per month during the term of the loan. The loan may be prepaid without penalty and is non-recourse against New Valley, except for various specified environmental and related matters, misapplications of tenant security deposits and insurance and condemnation proceeds, and fraud or misrepresentation by New Valley in connection with the indebtedness.

                  Concurrently with the acquisition of the office buildings, New Valley engaged a property-management affiliate of Patrinely Group LLC that had previously managed the office buildings to act as the property manager for the office buildings. The agreement has a one-year term, but may be terminated by New Valley on 30 days' notice without cause or economic penalty (other than the payment of one month's management fee).

                  The acquisition of the office buildings was effected pursuant to a purchase agreement dated as of November 27, 2002. The acquisition was negotiated on an arm's-length basis between New Valley and the seller, Patrinely Group LLC and Apollo Real Estate Investment Fund III, L.P., none of whom is affiliated with New Valley or any of its affiliates, or any director or officer of New Valley, or any affiliate or associate of any such director or officer. Pension plans sponsored by an indirect subsidiary of Vector Group Ltd., the principal shareholder of New Valley, have investments in investment partnerships managed by affiliates of Apollo.

                  New Valley intends to continue the uses to which the office buildings had previously been devoted immediately prior to their acquisition by New Valley. The office buildings, together with any other real estate that may be acquired by New Valley, will be operated through its New Valley Realty division. The source of funds used by New Valley for the cash portion of the purchase price for the office buildings was internally generated funds of New Valley.




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                  On December 13, 2002, New Valley issued a press release
announcing the closing of the purchase of the office buildings.

                  The foregoing summary of the purchase of the two office buildings and related financing is qualified in its entirety by reference to the text of the purchase agreement, the loan agreement and mortgage and related agreements, and New Valley's press release dated December 13, 2002, which are included as exhibits hereto and incorporated herein by reference.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

                  On December 19, 2002, New Valley and the other owners of B & H Associates of NY, LLC, doing business as Prudential Long Island Realty ("Realty"), contributed their interests in Realty to Montauk Battery Realty LLC ("Montauk"), a newly formed entity. New Valley acquired a 50% ownership interest in Montauk, an increase from its previous 37.2% interest in Realty as a result of an additional investment of $1.4 million by New Valley and the redemption by Realty of various ownership interests. As part of the transaction, Realty renewed for a ten-year term its franchise agreement with The Prudential Real Estate Affiliates, Inc. The owners of Realty also agreed, subject to receipt of any required regulatory approvals, to contribute to Montauk their interests in a related mortgage company.

                  Headquartered in Huntington, New York, Realty is the largest residential real estate brokerage company on Long Island with 40 offices and 2001 sales volume of approximately $1.6 billion. New Valley will account for its interest in Montauk on the equity method.

                  On December 19, 2002, New Valley issued a press release announcing the completion of the Montauk transaction and the increase in its indirect interest in Realty.

                  The foregoing summary of the Montauk transaction and related matters is qualified in its entirety by reference to the text of the Montauk operating agreement and New Valley's press release dated December 19, 2002, which are included as exhibits hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a, b) It is impracticable to provide the required financial statements and pro forma information for the recently acquired office buildings described above as of the filing date of this Report on Form 8-K. New Valley will cause these financial statements and pro forma information to be prepared as promptly as practicable after the filing date, and they will be filed as an amendment to this Report on Form 8-K not later than 60 days following the date this initial Report on Form 8-K was required to be filed.

                  (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.


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                                  EXHIBIT INDEX

2.1 Purchase and Sale Agreement dated November 27, 2002, between 100 College Road, LLC, as Seller, and New Valley, as Purchaser (incorporated by reference to Exhibit 10.1 in New Valley's Current Report on Form 8-K dated December 4, 2002).

4.1 Loan Agreement dated December 13, 2002 between New Valley and HSBC Realty Credit Corporation (USA), as Administrative Agent, including the form of Note.

4.2 Mortgage and Security Agreement dated December 13, 2002 from New Valley, as Mortgagor, to HSBC Realty Credit Corporation (USA), as Administrative Agent and Mortgagee.

4.3 Assignment of Leases and Rents dated December 13, 2002 by New Valley in favor of HSBC Realty Credit Corporation (USA), as Administrative Agent.

10.1     Operating Agreement of Montauk Battery Realty LLC dated December 17,
         2002.

*23 Consent of PricewaterhouseCoopers LLP relating to New Valley's Registration Statement on Form S-8 (No. 333-46370) and Registration Statement on Form S-3 (No. 333-79837).

99.1     Press release dated December 13, 2002.

99.2     Press release dated December 19, 2002.

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* To be filed by amendment.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEW VALLEY CORPORATION



                                        By: /s/ J. BRYANT KIRKLAND III
                                        -----------------------------------
                                                 J. Bryant Kirkland III
                                                 Vice President, Treasurer
                                                 and Chief Financial Officer




Date:  December 20, 2002







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